As filed with the Securities and Exchange Commission on June 5, 2003
                                                  Registration No. 333-_________
================================================================================
                UNITED STATED SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ____________________________

                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                            33-0311631
      (State or Other Jurisdiction of            (I.R.S. Employer
       Incorporation or Organization)            Identification No.)

                           10655 Sorrento Valley Road
                           San Diego, California 92121
                    (Address of Principal Executive Offices)

                       2002 STOCK OPTION PLAN, AS AMENDED
            1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED
                INDIVIDUAL NON-STATUTORY STOCK OPTION AGREEMENTS
                            (Full title of the Plans)

                               J. THOMAS PARMETER
                       Chairman & Chief Executive Officer
                           10655 Sorrento Valley Road
                           San Diego, California 92121
                     (Name and Address of Agent For Service)

                                 (858) 558-6064
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                           Robert A. Miller, Jr., Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                       515 South Flower Street, 25th Floor
                           Los Angeles, CA 90071-2228
                                 (213) 683-6000

                                           CALCULATION OF REGISTRATION FEE

=====================================================================================================================
         Title Of                          Amount           Proposed Maximum      Proposed Maximum         Amount of
        Securities                          To Be            Offering Price      Aggregate Offering      Registration
    To Be Registered(1)                 Registered(2)         Per Share(4)            Price(4)                Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value,
issuable upon exercise of outstanding
options granted under the
2002 Stock Option Plan, as amended        9,000,000            $0.65              $5,850,000             $473.27
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value,
issuable upon exercise of outstanding
options granted under the 1996
Non-employee Directors Stock Option
Plan, as amended                         1,500,000(3)          $0.65               $975,000               $78.88
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value,
issuable upon exercise of outstanding
options granted under individual
non-statutory stock option agreements
granted in the form of Exhibit 10.3        120,000             $0.48                $57,600               $4.66
---------------------------------------------------------------------------------------------------------------------
Total:                                   10,620,000                               $6,882,600             $556.81
---------------------------------------------------------------------------------------------------------------------
=====================================================================================================================


(1)     The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) The securities represent 1,500,000 additional securities authorized for issuance under Registrant's 1996 Non-employee Directors Stock Option Plan which originally authorized the issuance of 250,000 shares of Common Stock. Such original securities were registered pursuant to Registrant's Registration Statement on Form S-8 filed with the Commission on April 11, 1997 (File No. 333-24991).

(4) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares under the 2002 Stock Option Plan, as amended and the 1996 Non-employee Directors Stock Option Plan, as amended the price is based on average of the bid and asked prices of our common stock as reported on the NASD Bulletin Board on May 30, 2003. As to the shares under the individual stock option agreements, the price is computed on the basis of the exercise price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        The information required by Part I of Form S-8 is contained in a Section 10(a) prospectus to be distributed to optionee and is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference
------

        The following documents filed by Protein Polymer Technologies, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement and made a part hereof by this reference:

        (a) The Company's Annual Report on Form 10-KSB as filed with the Commission on March 28, 2003 for the year ended December 31, 2002;

        (b) The Company's Amendment to its Annual Report on Form 10-KSB/A as filed with the Commission on March 5, 2003 for the year ended December 31, 2001;

        (c) The Company's Amendment to its Quarterly Report on Form 10-QSB/A as filed with the Commission on March 5, 2003 for the quarter ended September 30, 2002;

        (d) The Company's Current Report on Form 8-K as filed with the Commission on March 28, 2003;

        (e) The Company's Quarterly Report of Form 10-QSB as filed with the Commission on May 14, 2003 for the quarter ended March 31, 2003; and

        (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 11, 1991, as amended by Form 8-A filed with the Commission on January 17, 1992, and by Form 8-A, filed with the Commission on September 5, 1997.

        In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of filing of such documents with the Commission.


Item 4. Description of Securities
------

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel
------

        Not applicable.

Item 6. Indemnification of Directors and Officers
------

        The bylaws provide generally for indemnification of our officers, directors, agents and employees to the extent authorized by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in the positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for the persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        As permitted by Section 102 of the Delaware General Corporation Law, our stockholders have approved and incorporated provisions into our certificate of incorporation eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements contractually obligate us to indemnify our directors and executive officers to the fullest extent permitted by applicable law, including mandatory indemnification unless prohibited by statute, mandatory advancement of expenses, accelerated procedures for the authorization of indemnification and litigation "appeal" rights of an indemnitee in the event of an unfavorable determination or where the board fails or refuses to act. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, we would bear the financial burden of a third-party suit, and we would not benefit from derivative recoveries against the director or officer. The recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as express in the Act and is, therefore, unenforceable.

        The above discussion of our bylaws, certificate of incorporation and indemnification agreements and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by our bylaws, certificate of incorporation, indemnification agreements and statute.

Item 7. Exemption from Registration Claimed
------

        Not Applicable.

Item 8. Exhibits
------


Exhibit No.  Description
----------   -----------

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP as to legality of securities being registered.

10.1         2002 Stock Option Plan, as amended.

10.2         1996 Non-employee Directors Stock Option Plan, as amended.

10.3         Form of Individual Non-Statutory Option Agreement.

13.1*        Annual Report on Form 10-KSB for the year ended December 31, 2002.

13.2* Amendment to Annual Report on Form 10-KSB/A for the year ended December 31, 2001.

13.3* Amendment to Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2002.

13.4*        Current Report on Form 8-K filed on March 28, 2003.

13.5*        Quarterly Report on Form 10-QSB for the quarter ended March 31,
             2003.

23.1         Consent of Peterson & Company, independent auditors.

23.2         Consent of Ernst & Young LLP, independent auditors.

23.3         Consent of counsel (included in Exhibit 5.1).

24.1         Power of Attorney (included in signature page).

--------------
* Previously filed with the SEC and incorporated herein by reference.

Item 9.  Undertakings
------

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 5, 2003.

                                   PROTEIN POLYMER TECHNOLOGIES, INC.


                                   By: /s/ J. THOMAS PARMETER
                                      -----------------------
                                   Name:  J. Thomas Parmeter
                                   Title: Chairman of the Board,
                                          President & Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Thomas Parmeter and Janis Y. Neves, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                                     Date
---------                         -----                                     ----

/s/ J. THOMAS PARMETER            Chairman of the Board, President and      June 5, 2003
----------------------            Chief Executive Officer (Principal
J. Thomas Parmeter                Executive Officer)


/s/ JANIS Y. NEVES                Director of Finance and Assistant         June 5, 2003
------------------                Secretary
Janis Y. Neves                    (Principal Financial and Accounting
                                  Officer)


/s/ PHILLIP M. BERMAN             Director                                  June 5, 2003
---------------------
Phillip M. Berman

/s/ EDWARD G. CAPE                Director                                  June 5, 2003
------------------
Edward G. Cape

/s/ PHILIP J. DAVIS               Director                                  June 5, 2003
-------------------
Philip J. Davis

/s/ EDWARD J. HARTNETT            Director                                  June 5, 2003
----------------------
Edward J. Hartnett

/s/ KERRY L. KUHN                 Director                                  June 5, 2003
-----------------
Kerry L. Kuhn

/s/ GEORGE R. WALKER              Director                                  June 5, 2003
--------------------
George R. Walker

                                INDEX TO EXHIBITS




Exhibit No.    Description
-----------    -----------

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP as to legality of securities being registered.

10.1           2002 Stock Option Plan, as amended.

10.2           1996 Non-employee Directors Stock Option Plan, as amended.

10.3           Form of Individual Non-Statutory Option Agreement.

23.1           Consent of Peterson & Company, independent auditors.

23.2           Consent of Ernst & Young LLP, independent auditors.

23.3           Consent of counsel (included in Exhibit 5.1).

24.1           Power of Attorney (included in signature page).